Exhibit 99

Journal Communications Reports Second Quarter 2012 Results

Second Quarter 2012 compared to Second Quarter 2011

  Revenue of $95.5 million, up 6.0%
  Broadcast revenue up 18.4% or 16.5% excluding revenue from the new Tulsa station local marketing agreement
  Broadcast TV revenue up 22.5% or 7.1% excluding political and issue advertising revenue
  Operating earnings of $13.5 million, up 17.1%
  Diluted EPS of $0.13 or $0.14 excluding a $1.0 million pre-tax publishing workforce reduction charge, up from $0.10
  Notes payable to banks of $21.4 million, a reduction of $19.9 million from year end 2011
  Repurchased 132,589 class A shares for $0.6 million
  Milwaukee Journal Sentinel launched new iPad app

MILWAUKEE--(BUSINESS WIRE)--July 26, 2012--Journal Communications, Inc. (NYSE:JRN) today announced results for its second quarter ended June 24, 2012.

“Journal Communications had a strong second quarter with operating earnings up 17% driven by political and issue advertising and a continuing recovery in many of our local broadcast markets,” said Steven Smith, Chairman of the Board and Chief Executive Officer of Journal Communications. “We continued to pursue our JS Everywhere strategy, launching a new Milwaukee Journal Sentinel iPad app in May. We were pleased to close on the purchase of our two new radio stations at the beginning of the third quarter for $11.7 million, creating a strong cluster in Tulsa Oklahoma. While we expect to continue to actively pursue growth opportunities in broadcast, we also expect to use our cash to pay debt and repurchase shares.”

Second Quarter 2012 Results

Note that unless otherwise indicated, all comparisons are to the second quarter ended June 26, 2011.

For the second quarter, revenue of $95.5 million increased 6.0% compared to $90.1 million. Operating earnings of $13.5 million increased 17.1% compared to $11.5 million. Net earnings were $7.6 million compared to $6.1 million.

In the second quarter, basic and diluted net earnings per share of class A and B common stock were $0.13, or $0.14 excluding a $1.0 million pre-tax publishing workforce reduction charge, compared to $0.10.

The operating margin was 14.1% for the second quarter compared to 12.8%. EBITDA (net earnings (loss) excluding the earnings/loss from discontinued operations, net; total other expense, net; provision (benefit) for income taxes; depreciation; amortization; and, if any, non-cash impairment charges) was $19.4 million compared to $17.3 million, an increase of 11.7%.

Consolidated and Segment Results

The following table presents revenue and operating earnings (loss) by segment for the second quarter of 2012 and 2011 (dollars in millions).

	2Q	2Q
	2012	2011	% Change
Revenue:
Broadcasting	$ 54.5	$ 46.1	18.4
Publishing	41.1	44.1	(6.9)
Corporate eliminations	(0.1)	(0.1)	12.0
Total Revenue	$ 95.5	$ 90.1	6.0

Operating earnings (loss):
Broadcasting	$ 13.1	$ 8.3	57.4
Publishing	2.4	5.4	(54.9)
Corporate	(2.0)	(2.2)	5.4
Total operating earnings	$ 13.5	$ 11.5	17.1

For the second quarter, total expenses of $82.0 million increased 4.4% compared to $78.6 million.

Broadcasting

For the second quarter, broadcasting revenue increased 18.4% to $54.5 million compared to $46.1 million. Total broadcast political and issue advertising revenue was $5.7 million compared to $0.9 million. Core broadcast revenue, excluding political and issue advertising revenue, increased 8.1% to $48.8 million compared to $45.2 million. Core local and core national advertising revenue increased 2.8% and 23.0%, respectively, primarily due to an increase in automotive advertising. Retransmission revenue was $2.8 million compared to $2.1 million. Broadcasting operating earnings of $13.1 million increased 57.4% compared to $8.3 million.

Revenue from television stations for the second quarter increased 22.5% to $35.1 million compared to $28.7 million. Excluding political and issue advertising revenue of $5.2 million in 2012 and $0.7 million in 2011, revenue from television stations increased 7.1%. Core local advertising revenue decreased 2.2% primarily due to a decrease in medical and communications advertising and the impact of political and issue advertising displacement of available local advertising spots. Core national advertising revenue increased 26.2% primarily due to an increase in automotive and supermarket advertising. Operating earnings were $8.7 million compared to $4.3 million, an increase of 100.5%. Television operating expenses increased 8.6% primarily due to increases in employee related expenses and network fees.

For the second quarter, revenue from radio stations increased 11.5% to $19.4 million from $17.4 million, or 6.7% excluding $0.8 million of revenue from the local marketing agreement (LMA) for two Tulsa radio stations acquired early in the third quarter. Excluding political and issue advertising revenue of $0.5 million in 2012 and $0.2 million in 2011, revenue from radio stations on a same-station basis increased 4.8%. Core local revenue increased 9.5% or 4.6% on a same-station basis primarily due to an increase in automotive advertising. Core national revenue increased 12.8% or 7.1% on a same station basis primarily due to an increase in media and other services advertising. Operating earnings from radio stations were $4.4 million compared to $4.0 million, an increase of 10.7%, or 8.5% excluding $0.1 million related to the Tulsa LMA. Radio operating expenses increased 11.8% or 6.1% on a same station basis, primarily due to increases in employee related expenses and new Tulsa radio station transaction and LMA costs.

Publishing

For the second quarter, publishing revenue decreased 6.9% to $41.1 million compared to $44.1 million, largely due to continued decreases in the classified, national and retail advertising categories. Operating earnings from publishing were $2.4 million compared to $5.4 million, a decrease of 54.9%. Total newsprint and paper expense in publishing was $4.2 million compared to $4.5 million, a 5.2% decrease, primarily due to a reduction in newsprint consumption.

Revenue at the daily newspaper for the second quarter decreased 4.1% to $35.2 million compared to $36.7 million. Retail advertising revenue decreased 2.1%. Classified advertising revenue decreased 20.7% driven primarily by a decrease in the auto and employment categories. Digital advertising revenue of $3.0 million was up 1.1%, primarily due to an increase in sponsorships and other digital advertising revenue that was largely off-set by declines in classified digital advertising revenue. Circulation revenue of $12.6 million increased 3.0% driven by rate increases that more than off-set circulation volume declines. Other revenue of $4.0 million, which primarily consists of commercial printing and commercial delivery, was down 2.9%. Operating earnings from the daily newspaper were $2.0 million compared to $4.3 million, a decrease of 53.5%. Excluding $1.0 million in workforce reduction charges recorded this quarter, operating earnings would have decreased 29.5%. Daily newspaper operating expenses increased 2.4%, primarily due to $1.0 million in workforce reduction charges. Excluding workforce reduction charges, daily newspaper operating expenses declined 0.7%.

Community newspapers and shoppers revenue for the second quarter decreased 21.2% to $5.8 million compared to $7.4 million. Excluding revenue of $1.1 million related to Florida operations sold in 2011, revenue decreased 7.4%. Operating earnings from community newspapers and shoppers was $0.4 million compared to $1.1 million, a decrease of 60.4%. Excluding Florida operating earnings of $0.3 million in 2011, operating earnings of $0.4 million would have declined 45.1%. Operating expenses were down 14.5% or 2.0% lower excluding $0.8 million of Florida related expenses. The decrease in operating expenses was primarily due to employee expense savings resulting from previous workforce reductions and lower operating costs associated with lower revenue.

Corporate

The operating loss for the second quarter was $2.0 million compared to $2.2 million.

Non-Operating Items

For the second quarter, other expense, which primarily consists of interest expense, was $0.7 million compared to $0.9 million. The decrease in interest expense reflects a decrease in average borrowing levels for the quarter.

The second quarter effective tax rate was 40.5% compared to 42.0%. The lower effective tax rate in 2012 is due to a write-off of a state deferred tax asset in 2011.

Notes Payable to Banks and Cash Flows

At the end of the second quarter, our notes payable to banks were $21.4 million. During the first half of 2012, we reduced our notes payable to banks by $19.9 million as compared to the 2011 year-end. At the end of the second quarter, our consolidated funded debt ratio, as defined in our credit agreement, was 0.30-to-1. Year-to-date cash from operating activities was $27.2 million compared to $17.5 million. Year-to-date cash from operating activities has increased primarily due to lower income tax and management incentive compensation payments in 2012 and an increase in net earnings. Year-to-date capital expenditures were $5.1 million compared to $5.4 million.

Stock Repurchase Program

In July 2011, the Board of Directors authorized a share repurchase program of up to $45.0 million of outstanding class A common stock and/or class B common stock until the end of fiscal 2013. During the second quarter and year-to-date 2012, the Company repurchased 132,589 and 709,604, respectively, of its class A shares for $0.6 million and $3.5 million, respectively. From July 2011 through June 24, 2012, the Company has repurchased a total of 1,810,299 class A shares for $7.6 million.

Third Quarter 2012 Outlook

For the third quarter of 2012, we anticipate broadcast revenue to increase in the low-double digits, compared to the prior year, driven by an improving economy, higher political and issue advertising revenue in key states and Olympic revenue at our NBC-affiliated television stations. We anticipate publishing revenue to decline in the mid-single digits, compared to the prior year, excluding revenue from the Florida community newspaper operations sold in 2011, reflecting continued challenges with publishing advertising revenue.

Conference Call and Webcast

The company will hold an earnings conference call today at 9:00 a.m. Central Time (10:00 a.m. ET, 7:00 a.m. PT). To access the call, dial (866) 510-0711 (domestic) or (617) 597-5379 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 66961173. A live webcast of the second quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 9:00 a.m. CT this morning. An archive of the webcast will be available on this site today through August 2, 2012. Replays of the conference call will also be available through August 2, 2012. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 80216657.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in radio and television broadcasting, publishing and interactive media. We own and operate or provide programming and sales services to 35 radio stations and 14 television stations in 12 states. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and community newspapers and shoppers in Wisconsin. Our interactive media assets build on our strong publishing and broadcast brands.

Tables Follow

Journal Communications, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	Second Quarter (A)			Two Quarters (B)
	2012	2011	% Change	2012	2011	% Change

Revenue:
Broadcasting	$ 54,542	$ 46,083	18.4	$ 98,916	$ 88,192	12.2
Publishing	41,053	44,119	(6.9)	79,074	85,919	(8.0)
Corporate eliminations	(88)	(100)	12.0	(217)	(148)	(46.6)
Total revenue	95,507	90,102	6.0	177,773	173,963	2.2

Operating costs and expenses:
Broadcasting	22,970	22,069	4.1	45,396	44,004	3.2
Publishing	26,354	27,273	(3.4)	52,506	54,918	(4.4)
Corporate eliminations	(88)	(100)	12.0	(217)	(148)	(46.6)
Total operating costs and expenses	49,236	49,242	(0.0)	97,685	98,774	(1.1)

Selling and administrative expenses	32,811	29,369	11.7	60,888	57,690	5.5
Total operating costs and expenses
and selling and administrative
expenses	82,047	78,611	4.4	158,573	156,464	1.3

Operating earnings	13,460	11,491	17.1	19,200	17,499	9.7

Other income and (expense):
Interest income	6	20		11	38
Interest expense	(684)	(928)		(1,417)	(2,008)
Total other income and (expense)	(678)	(908)	(25.3)	(1,406)	(1,970)	(28.6)

Earnings from continuing operations before income taxes	12,782	10,583	20.8	17,794	15,529	14.6

Provision for income taxes	5,171	4,442	16.4	7,264	6,354	14.3

Earnings from continuing operations	7,611	6,141	23.9	10,530	9,175	14.8

Earnings from discontinued operations, net of tax	-	-	N/A	-	341	N/A

Net earnings	$ 7,611	$ 6,141	23.9	$ 10,530	$ 9,516	10.7

Weighted average number of shares-Class A and B common stock:
Basic and diluted	50,022,960	51,317,915		50,189,905	51,222,118

Weighted average number of shares-Class C common stock	3,264,000	3,264,000		3,264,000	3,264,000

Earnings per share:
Basic - Class A and B common stock:
Continuing operations	$ 0.13	$ 0.10		$ 0.18	$ 0.15
Discontinued operations	-	-		-	0.01
Net earnings	$ 0.13	$ 0.10		$ 0.18	$ 0.16

Diluted - Class A and B common stock:
Continuing operations	$ 0.13	$ 0.10		$ 0.18	$ 0.15
Discontinued operations	-	-		-	0.01
Net earnings	$ 0.13	$ 0.10		$ 0.18	$ 0.16

Basic and diluted - Class C common stock:
Continuing operations	$ 0.28	$ 0.24		$ 0.46	$ 0.43
Discontinued operations	-	-		-	0.01
Net earnings	$ 0.28	$ 0.24		$ 0.46	$ 0.44

(A) 2012 second quarter: March 26, 2012 to June 24, 2012
2011 second quarter: March 28, 2011 to June 26, 2011
(B) 2012 two quarters: December 26, 2011 to June 24, 2012
2011 two quarters: December 27, 2010 to June 26, 2011

Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	Second Quarter (A)			Two Quarters (B)
	2012	2011	% Change	2012	2011	% Change
Revenue
Broadcasting	$ 54,542	$ 46,083	18.4	$ 98,916	$ 88,192	12.2
Publishing	41,053	44,119	(6.9)	79,074	85,919	(8.0)
Corporate eliminations	(88)	(100)	12.0	(217)	(148)	(46.6)
	$ 95,507	$ 90,102	6.0	$ 177,773	$ 173,963	2.2

Operating earnings (loss)
Broadcasting	$ 13,129	$ 8,343	57.4	$ 19,838	$ 14,318	38.6
Publishing	2,413	5,347	(54.9)	3,157	7,172	(56.0)
Corporate	(2,082)	(2,199)	5.3	(3,795)	(3,991)	4.9
	$ 13,460	$ 11,491	17.1	$ 19,200	$ 17,499	9.7

Depreciation and amortization
Broadcasting	$ 3,293	$ 3,049	8.0	$ 6,377	$ 6,015	6.0
Publishing	2,434	2,624	(7.2)	4,906	5,256	(6.7)
Corporate	166	155	7.1	331	301	10.0
	$ 5,893	$ 5,828	1.1	$ 11,614	$ 11,572	0.4

(A) 2012 second quarter: March 26, 2012 to June 24, 2012
2011 second quarter: March 28, 2011 to June 26, 2011
(B) 2012 two quarters: December 26, 2011 to June 24, 2012
2011 two quarters: December 27, 2010 to June 26, 2011

Journal Communications, Inc.
Publishing and Broadcasting Segment Information (unaudited)
(dollars in thousands)

	Second Quarter of 2012 (A)			Second Quarter of 2011 (B)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 35,138	$ 19,404	$ 54,542	$ 28,682	$ 17,401	$ 46,083	22.5	11.5	18.4

Operating earnings	$ 8,698	$ 4,431	$ 13,129	$ 4,339	$ 4,004	$ 8,343	100.5	10.7	57.4

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 14,302	$ 3,784	$ 18,086	$ 14,614	$ 5,158	$ 19,772	(2.1)	(26.6)	(8.5)
Classified	3,536	764	4,300	4,458	1,004	5,462	(20.7)	(23.9)	(21.3)
National	768	-	768	1,255	-	1,255	(38.8)	N/A	(38.8)
Direct Marketing	9	-	9	18	-	18	(50.0)	N/A	(50.0)
Total advertising revenue	18,615	4,548	23,163	20,345	6,162	26,507	(8.5)	(26.2)	(12.6)
Circulation revenue	12,574	448	13,022	12,213	439	12,652	3.0	2.1	2.9
Other revenue	4,024	844	4,868	4,146	814	4,960	(2.9)	3.7	(1.9)
Total revenue	$ 35,213	$ 5,840	$ 41,053	$ 36,704	$ 7,415	$ 44,119	(4.1)	(21.2)	(6.9)

Operating earnings	$ 1,979	$ 434	$ 2,413	$ 4,252	$ 1,095	$ 5,347	(53.5)	(60.4)	(54.9)

	Two Quarters of 2012 (C)			Two Quarters of 2011 (C)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 64,641	$ 34,275	$ 98,916	$ 56,139	$ 32,053	$ 88,192	15.1	6.9	12.2

Operating earnings	$ 12,549	$ 7,289	$ 19,838	$ 8,102	$ 6,216	$ 14,318	54.9	17.3	38.6

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 25,981	$ 6,949	$ 32,930	$ 27,451	$ 9,564	$ 37,015	(5.4)	(27.3)	(11.0)
Classified	7,116	1,363	8,479	8,776	1,805	10,581	(18.9)	(24.5)	(19.9)
National	1,567	-	1,567	2,374	-	2,374	(34.0)	N/A	(34.0)
Direct Marketing	27	-	27	63	-	63	(57.1)	N/A	(57.1)
Total advertising revenue	34,691	8,312	43,003	38,664	11,369	50,033	(10.3)	(26.9)	(14.1)
Circulation revenue	24,854	880	25,734	24,742	878	25,620	0.5	0.2	0.4
Other revenue	8,680	1,657	10,337	8,659	1,607	10,266	0.2	3.1	0.7
Total revenue	$ 68,225	$ 10,849	$ 79,074	$ 72,065	$ 13,854	$ 85,919	(5.3)	(21.7)	(8.0)

Operating earnings	$ 2,848	$ 309	$ 3,157	$ 6,231	$ 941	$ 7,172	(54.3)	(67.2)	(56.0)

(A) 2012 second quarter: March 26, 2012 to June 24, 2012
(B) 2011 second quarter: March 28, 2011 to June 26, 2011
(C) 2012 two quarters: December 26, 2011 to June 24, 2012
(D) 2011 two quarters: December 27, 2010 to June 26, 2011

NOTE:
Publishing and broadcasting segment information is provided to facilitate comparison of our publishing and broadcasting segments results with those of other publishing and broadcasting companies and is not representative of the overall business of Journal Communications or its operating results.

Journal Communications, Inc.
Reconciliation of consolidated net earnings to consolidated EBITDA (unaudited)
(dollars in thousands)

	Second Quarter (A)		Two Quarters (B)
	2012	2011	2012	2011

Net earnings	$ 7,611	$ 6,141	$ 10,530	$ 9,516
Earnings from discontinued operations, net	-	-	-	(341)
Provision for income taxes	5,171	4,442	7,264	6,354
Total other expense, net	678	908	1,406	1,970
Depreciation	5,325	5,436	10,665	10,788
Amortization	568	392	949	784
EBITDA	$ 19,353	$ 17,319	$ 30,814	$ 29,071

(A) 2012 second quarter: March 26, 2012 to June 24, 2012
2011 second quarter: March 28, 2011 to June 26, 2011
(B) 2012 two quarters: December 26, 2011 to June 24, 2012
2011 two quarters: December 27, 2010 to June 26, 2011

We define EBITDA as net earnings (loss) excluding earnings/loss from discontinued operations, net, provision (benefit) for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation, amortization and, if any, non-cash impairment charges. Our management uses EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars and shares in thousands)

	Second Quarter (A)				Two Quarters (B)
	2012		2011		2012		2011

Numerator for diluted earnings per share:
Dividends on class A and B common stock	$ -	*	$ -	*	$ -	*	$ -	*
Dividends on class C common stock	464		464		928		928
Dividends on non-vested restricted stock	-		-		-		-
Total undistributed earnings from continuing operations
Class A and B	6,670	*	5,269	*	8,946	*	7,650	*
Class C	435		335		581		487
Non-vested restricted stock	42		73		75		110
Earnings from discontinued operations
Class A and B	-		-		-		316
Class C	-		-		-		20
Non-vested restricted stock	-		-		-		5
Net earnings	$ 7,611		$ 6,141		$ 10,530		$ 9,516

Denominator for diluted earnings per class A and B share:
Weighted average shares outstanding - Class A and B	50,023		51,318		50,190		51,222
Impact of non-vested restricted shares	-		-		-		-
Conversion of class C shares	-		-		-		-
Adjusted weighted average shares outstanding for class A and B	50,023	*	51,318	*	50,190	*	51,222	*

Diluted earnings per share of class A and B:
Continuing operations	$ 0.13	*	$ 0.10	*	$ 0.18	*	$ 0.15	*
Discontinued operations	-		-		-		0.01
Net earnings	$ 0.13		$ 0.10		$ 0.18		$ 0.16

* Included in calculation of diluted earnings per share from continuing operations - class A and B

(A) 2012 second quarter: March 26, 2012 to June 24, 2012
2011 second quarter: March 28, 2011 to June 26, 2011
(B) 2012 two quarters: December 26, 2011 to June 24, 2012
2011 two quarters: December 27, 2010 to June 26, 2011

Journal Communications, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)

	June 24,
	2012	December 25,
	(unaudited)	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 2,251	$ 2,418
Investments of variable interest entity	500	500
Receivables, net	54,779	56,695
Inventories, net	2,836	1,766
Prepaid expenses and other current assets	4,653	3,877
Syndicated programs	2,369	2,822
Deferred income taxes	3,033	3,593
Total current assets	70,421	71,671
Property and equipment, net	162,589	168,200
Syndicated programs	4,270	4,457
Goodwill	8,670	8,670
Broadcast licenses	81,547	81,547
Other intangible assets, net	20,451	21,400
Deferred income taxes	51,934	57,236
Other assets	4,124	4,544
Total assets	$ 404,006	$ 417,725

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 21,467	$ 20,516
Accrued compensation	11,505	11,888
Accrued employee benefits	6,634	6,217
Deferred revenue	15,796	14,662
Syndicated programs	2,799	3,436
Accrued income taxes	1,767	2,740
Other current liabilities	6,483	6,093
Current portion of long-term liabilities	239	382
Total current liabilities	66,690	65,934
Accrued employee benefits	87,823	90,176
Syndicated programs	4,740	5,527
Long-term notes payable to banks	21,360	41,305
Other long-term liabilities	9,558	8,595
Shareholders' equity	212,671	205,024
Noncontrolling interest	1,164	1,164
Total liabilities and equity	$ 404,006	$ 417,725

CONTACT:
Journal Communications, Inc.
Andre Fernandez
President & Chief Financial Officer
414-224-2884